Exhibit 10.28
COVANTA HOLDING CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of __________, 20__ (the “Grant Date”) by and between Covanta Holding Corporation, a Delaware corporation (the “Company”), and ______________________________ (the “Employee”), pursuant to the Covanta Holding Corporation Equity Award Plan for Employees and Officers (the “Plan”). This Agreement and the award contained herein is subject to the terms and conditions set forth in the Plan, which are incorporated by reference herein, and the following terms and conditions:
WITNESSETH:
WHEREAS, Employee is an employee of the Company or its Affiliates or Subsidiaries;
WHEREAS, the Company has adopted the Plan in order to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motivate its management and other eligible persons and to encourage and reward their contributions to the Company’s and/or its Affiliates’ and Subsidiaries’ performance and profitability;
WHEREAS, the Compensation Committee of the Board (the “Compensation Committee”) has determined that it is in the best interests of the Company to grant Restricted Stock (as defined herein) under the Plan to Employee on the terms and conditions set forth below; and
WHEREAS, the Employee is entrusted with knowledge of the confidential and proprietary information and particular business methods of the Company, Covanta Energy Corporation and their respective Subsidiaries and Affiliates (“Covanta Group”) and the clients of the Covanta Group, and the Employee is trained and instructed in the Covanta Group’s particular operations, all of which is exceptionally valuable to the Covanta Group and vital to the success of the Covanta Group’s business.
NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Award of Restricted Stock. In consideration for the continued service of the Employee to any member of the Covanta Group, and as part of the Plan, the Company hereby awards to the Employee, subject to the further terms and conditions set forth in this Agreement, _____________ shares (the “Restricted Stock”) of its common stock, $0.10 par value per share (the “Common Stock”), as of the Grant Date.

2.Rights of Stockholder. Employee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock (including the right to vote the shares of Restricted Stock and the right to receive dividends with respect to the shares of Restricted Stock), except as provided in Section 3 and Section 6 hereof. Notwithstanding anything in the Plan to the contrary, all cash dividends on shares of Common Stock that are the subject of this Agreement shall be paid in cash; provided, however, that cash dividends paid to Employee with respect to shares of Time Vesting Restricted Stock that are ultimately forfeited pursuant to Section 4 hereof as a result of a voluntary termination or a termination for Cause (as such term is defined in the Plan) from employment with all of the Company, its Affiliates and Subsidiaries shall be forfeited coincident with the forfeiture of such Time Vesting Restricted Stock and shall be immediately repaid to the Company.

3.Restrictions on Transfer. Except as otherwise provided in this Agreement, Employee may not sell, transfer, assign, pledge, encumber or otherwise dispose of any of the shares of Restricted Stock or the rights granted hereunder (any such disposition or encumbrance being referred to herein as a “Transfer”). Any Transfer or purported Transfer by Employee of any of the shares of Restricted Stock shall be null and void and the Company shall not recognize or give effect to such Transfer on its books and records or recognize the person to whom such purported Transfer has been made as the legal or beneficial holder of such shares. The shares of Restricted Stock shall not be subject to sale, execution, pledge, attachment, encumbrance or other process and no person shall be entitled to exercise any rights of Employee as the holder of such Restricted Stock by virtue of any attempted execution, attachment or other process until the restrictions imposed herein on the Transfer of the shares of Restricted Stock shall lapse as provided in Section 4 hereof. All certificates representing the shares of Restricted Stock shall have endorsed thereon the following legend (in addition to any other legends that are customary or required on certificates representing shares of the Company’s Common Stock):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS (INCLUDING FORFEITURE) SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF _____ __, 201_ BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR PURPORTED TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTED STOCK AWARD AGREEMENT SHALL BE NULL AND VOID.”
If and when the restrictions imposed herein on the transfer of shares of Restricted Stock shall have lapsed as provided in Section 4 hereof, certificates for such shares without the restricted stock legend set forth in this section shall be delivered to the Employee. Until such restrictions have lapsed, any certificates representing any shares of Restricted Stock shall be held in custody by the Company. Employee may request the removal of such restricted stock legend from certificates representing any shares of Restricted Stock as to which the restrictions imposed herein on the transfer thereof shall have lapsed as provided in Section 4 hereof. Such request shall be in writing to the General Counsel of the Company.
4.Lapse of Restrictions and Forfeiture. Subject to Section 4(b) hereof, the restrictions on transfer imposed on the shares of Restricted Stock by Section 3 and this Section 4 shall lapse with respect to the shares of Restricted Stock and the Employee will vest, or gain actual “ownership” of the shares of Restricted Stock in accordance with the terms of Section 4(a) hereof.

(a)Restricted Stock Vesting. The Restricted Stock awarded hereunder shall vest as of the dates and in the amounts set forth below provided that Employee is employed on such date by any member of the Covanta Group:
A.    _____________ shares shall vest on _____________;
B.    _____________ shares shall vest on _____________; and
C.    _____________ shares shall vest on _____________.

(b)Notwithstanding anything to the contrary in Section 4(a), in the event that prior to the lapse of restrictions on transfer pursuant to Section 4(a), Employee’s employment with all of the Covanta Group is terminated for any reason other than death or Disability, Employee shall forfeit, on the date on which his employment is terminated, all of the shares of Restricted Stock as to which the restrictions on transfer imposed thereon by Section 3 hereof shall not have lapsed prior to such date.

(c)Notwithstanding anything to the contrary in Section 4(a) hereof, in the event of a Change in Control, the restrictions on transfer imposed by Section 3 on the shares of Restricted Stock shall lapse. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others: (i) any “Person” (as hereinafter defined), other than a holder of at least 10% of the outstanding voting power of the Company as of the date of this Agreement, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of a majority of the stock of the Company entitled to vote in the election of directors of the Company; (ii) individuals who are Continuing Directors of the Company (as hereinafter defined) cease to constitute a majority of the members of the Board; (iii) stockholders of the Company adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Company; (iv) the Company is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) shall not constitute a Change in Control; (v) there is a Change in Control of the Company of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirements; provided, however, that for purposes of this Agreement a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is a holder of at least 10% of the outstanding voting power of the Company as of the date of this Agreement; or (vi) the Company consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act) prior to the termination or expiration of this Agreement.

(d)In the event of a Rule 13e-3 transaction, then effective coincident with the consummation of such Rule 13e-3 transaction, the restrictions on transfer imposed by Section 3 on the shares of Restricted Stock shall lapse; provided, however, that notwithstanding the foregoing, in connection with the consummation of such Change in Control or Rule 13e-3 transaction, all such unvested shares of Restricted Stock then held by Employee shall be deemed to vest and become exercisable at such time in order to permit Employee to participate in such transaction

(e)In the event that Employee is an employee of Covanta Energy Corporation and its subsidiaries, then the references to the Company in Section 4(c)(i), (iii), (iv), (v) and (vi) above shall also include, in the alternative, Covanta Energy Corporation.

(f)For purposes of this Section 4, “Continuing Directors” shall mean the members of the Board on the date of execution of this Agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director; and the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

5.Transferability. Notwithstanding anything contained in this Agreement to the contrary, shares of Restricted Stock are not transferable or assignable by the Employee until the restrictions thereon have lapsed.

6.Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, rights offering or extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Compensation Committee shall make or cause to be made an appropriate and equitable substitution, adjustment or treatment with respect to the Restricted Stock, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, notwithstanding that the Restricted Stock are subject to the restrictions on transfer imposed by Section 3 above. Any securities, awards or rights issued pursuant to this Section 6 shall be subject to the same restrictions as the underlying Restricted Stock to which they relate.

7.Tax Withholding. As a condition precedent to the receipt of any shares of Restricted Stock hereunder, Employee agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that Employee recognizes as a result of (i) the lapse of the restrictions imposed by Section 3 hereof on the shares of Restricted Stock or (ii) Employee’s filing of an election pursuant to Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as

amended, with respect to the shares of Restricted Stock. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee. In addition, Employee may elect, unless otherwise determined by the Compensation Committee, to satisfy the withholding requirement by having the Company withhold shares of vested Restricted Stock with a Fair Market Value, as of the date of such withholding, sufficient to satisfy the withholding obligation.

8.Registration. This grant is subject to the condition that if at any time the Board or Compensation Committee shall determine, in its discretion, that the listing of the shares of Common Stock subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares hereunder, such grant, receipt or delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or Compensation Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

9.Rights of Employee. In no event shall the granting of the Restricted Stock or the other provisions hereof or the acceptance of the Restricted Stock by Employee interfere with or limit in any way the right of the Company, an Affiliate or Subsidiary to terminate Employee’s employment at any time, nor confer upon Employee any right to continue in the employ of the Company, an Affiliate or Subsidiary for any period of time or to continue his or her present or any other rate of compensation.

10.Noncompetition; Nonsolicitation; Confidential Information, etc. Employee hereby acknowledges that, during and solely as a result of Employee’s employment by the Company or its Subsidiaries or Affiliates, Employee has received and will continue to receive special training and education with respect to the operations of such entity(ies) and access to confidential information and business and professional contacts, all of which is exceptionally valuable to the Covanta Group and vital to the success of the Covanta Group’s business and other related matters. In consideration of such special and unique opportunities afforded to Employee as a result of Employee’s employment and the grant of Restricted Stock, Employee hereby agrees to be bound by and acknowledges the reasonableness of the following covenants, which are specifically relied upon by the Company and Covanta in entering into this Agreement and as a condition to the grant of the Restricted Stock. Employee acknowledges and agrees that each of the individual provisions of this Section 10 constitutes a separate and distinct obligation of Employee to the Covanta Group, individually enforceable against Employee.

(a)Covenant Not to Compete. During the period Employee is employed by Company or its Subsidiaries or Affiliates and for a period following Employee’s termination of employment for any reason, equal to the lesser of (i) the applicable severance period for the Employee’s job title and position as provided in the Company’s severance plan, as in effect as of the date of termination of employment and (ii) the severance period in effect as of the date of this Agreement, Employee shall not, without the consent of the Board, in any form or any manner, directly or indirectly, on Employee’s own behalf or in combination with others, become engaged in (as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Exchange Act, and then only to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation or other entity) or provide services to any business which renders services or sells products, or proposes to render services or sell products, that compete with the Business of the Covanta Group within the United States and any foreign country in which the Covanta Group conducts any aspect of the Business during the term of this Agreement. For purposes of this Agreement, the term “Business” shall mean the development, ownership and/or operation of businesses engaged in waste-to-energy and other renewable energy facilities, waste management and/or waste procurement. Notwithstanding the foregoing, after termination of Employee’s employment for any reason, Employee shall be permitted to work for any business that owns and operates independent power generation projects or that provides services to competitors or customers of the Covanta Group, so long as such business, as determined in the good faith judgment of the Board, does not compete with the Covanta Group.

(b)Covenant Not to Solicit Employees. During the period Employee is employed by the Company or its Subsidiaries or Affiliates and for a period equal to the lesser of (i) the applicable severance period for the Employee’s job title and position as provided in the Company’s severance plan, as in effect as of the date of termination of employment and (ii) the severance period in effect as of the date of this Agreement, Employee agrees and covenants that he shall not, for any reason, directly or indirectly, employ, solicit or endeavor to entice away from the Covanta Group (whether for Employee’s own benefit or on behalf of another person or entity), or facilitate the solicitation, employment or enticement of, any employee of the Covanta Group to work for Employee, any affiliate of Employee or any competitor of the Covanta Group, nor shall Employee otherwise attempt to interfere (to the Covanta Group’s detriment) in the relationship between the Covanta Group and any such employees.

(c)Covenant Not to Solicit Customers. During the period Employee is employed by Company or its Subsidiaries or Affiliates and for a period equal to the lesser of (i) the applicable severance period for the Employee’s job title and position as provided in the Company’s severance plan, as in effect as of the date of termination of employment and (ii) the severance period in effect as of the date of this Agreement, Employee agrees and covenants that he shall not, directly or indirectly, in any form or manner, contact, solicit, or facilitate the contacting or solicitation of, any Customer of the Covanta Group for the purpose of competing with the Business. For purposes of this Agreement, the term “Customer” shall mean and refer to each person, entity, municipality or other governmental entity that has a contract with or is actively being solicited by the Covanta Group to deliver waste, receive services or purchase energy.

(d)Covenant of Confidentiality. At any time during the term of Employee’s employment with the Company or its Subsidiaries or Affiliates (pursuant to this Agreement or otherwise), and for a period of five (5) years after the termination of Employee’s employment with the Company or its Subsidiaries or Affiliates, as applicable, for any reason, Employee shall not, except in furtherance of the Business of the Covanta Group or otherwise with the prior authorization of the Company, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party (other than in the course of Employee’s employment), or utilize for Employee’s personal benefit or for the benefit of any competitor or customer of the Covanta Group any Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean, but shall not be limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of any member of the Covanta Group or which are licensed by any member of the Covanta Group, any financial data or lists of actual or potential customers or suppliers (including contacts thereat) of the Covanta Group, and any information regarding the contracts, marketing and sales plans, which is not generally known to the public through legitimate origins of the Covanta Group. The parties hereto each acknowledge and agree that such Confidential Information is extremely valuable to the Covanta Group and shall be deemed to be a “trade secret.” In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by the breach of this Agreement by Employee or by misappropriation), or is required to be disclosed by legal, administrative or judicial process (provided that Employee has provided to the Company and Covanta reasonable prior notice of such request and the Company or Covanta has had a reasonable opportunity, at its expense, to dispute, defend or limit such request for the Confidential Information), that part of the Confidential Information shall no longer be deemed Confidential Information for purposes of this Agreement, but Employee shall continue to be bound by the terms of this Agreement as to all other Confidential Information.

(e)Return of Property. Upon termination of Employee’s employment for any reason, Employee shall promptly deliver to the Company or its Subsidiaries or Affiliates all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents, including all copies in any form or media, concerning the Covanta Group’s Customers, marketing strategies, products or processes which contain any Confidential Information.

(f)Assignment of Inventions. Any and all writings, inventions, improvements, processes, procedures and/or techniques now or hereafter acquired, made, conceived, discovered or developed by Employee, either solely or jointly with any other person or persons, whether or not during working hours and whether or not at the request or upon the suggestion of the Company or its Subsidiaries or Affiliates, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Covanta Group, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company or its Subsidiaries or Affiliates, as applicable. Employee shall make full disclosure to the Company or its Subsidiaries or Affiliates of all such writings, inventions, improvements, processes, procedures, techniques, or any other material of a proprietary nature, including, without limitation, any ideas, inventions, discoveries, improvements, developments, designs, methods, systems, computer programs, trade secrets or other intellectual property whether or not patentable or copyrightable and specifically including, but not limited to, copyright and mask works, formulae, compositions, products, processes, apparatus, and new uses of existing materials or machines (collectively, “Inventions”), made, conceived or first reduced to practice by Employee solely or jointly with others while employed by the Company or its Subsidiaries or Affiliates and which relate to or result from the actual or anticipated business, work, research or investigation of the Covanta Group or which are suggested by or result from any task assigned to or performed by Employee for the Covanta Group; and Employee shall do everything necessary or desirable to vest the absolute title thereto in the Company or its Subsidiaries or Affiliates, as applicable. Employee shall write and prepare all descriptions, specifications and procedures regarding the Inventions as may be required by the Company or its Subsidiaries or Affiliates to protect the Company’s or its Subsidiaries or Affiliates rights in and to the Inventions, and otherwise aid and assist the Company or its Subsidiaries or Affiliates so that the Company or its Subsidiaries or Affiliates can prepare and present applications for copyright or letters patent therefor and can secure such copyright or letters patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that the Company or its Subsidiaries or Affiliates shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee will, at the Company’s or its Subsidiaries or Affiliates request, execute any and all assignment, patent or copyright forms and the like, deemed reasonably necessary by the Company or its Subsidiaries or Affiliate. The Company’s or its Subsidiaries or Affiliates rights hereunder shall not be limited to this country but shall extend to any country in the world and shall attach to each Invention notwithstanding that it is perfected, improved, reduced to specific form or used after termination Employee’s employment. Employee agrees to lend such assistance as he or she may be able, at the Company’s or its Subsidiaries or Affiliates request in connection with any proceedings relating to such letters of patent, trade secrets, copyright or application thereof, as may be determined by the Company or its Subsidiaries or Affiliates to be reasonably necessary. The Company, in its sole discretion, may agree to pay Employee a reasonable fee to defray any costs or time incurred by Employee in providing such assistance. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

(g)Equitable Remedies. In the event that Employee breaches any of the terms or conditions set forth in this Section 10 (collectively, the “Restrictive Covenants”), Employee stipulates that such breach will result in immediate and irreparable harm to the business and goodwill of the Company and/or its Subsidiaries or Affiliates and that damages, if any, and remedies at law for such breach would be inadequate. The Company and/or its Subsidiaries or Affiliates shall therefore be entitled to seek for and receive from any court of competent jurisdiction a temporary restraining order, preliminary and permanent injunctive relief and/or an order for specific performance to protect its rights and interests and to restrain any violation of this Agreement and such further relief as the court may deem just and proper, each without the necessity of posting bond. Following judgment or other final determination by such court, the non-prevailing party in such proceeding shall pay the costs and expenses (including court costs and reasonable attorneys’ fees) of the prevailing party. The Company and/or its Subsidiaries or Affiliates may elect to seek such remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict the Company and/or its Subsidiaries or Affiliates from seeking any remedies in another situation. Such action by the Company and/or its Subsidiaries or Affiliates shall not constitute a waiver of any of its rights.

(h)Continuing Obligation. During Employee’s employment and upon termination of Employee’s employment for any reason the obligations, duties and liabilities of Employee pursuant to Sections 10(a), 10(b), 10(c), 10(d) and 10(e) of this Agreement are continuing, and for the periods set forth in such provisions hereof are absolute and unconditional, and shall survive and remain in full force and effect as provided in each such Section. Notwithstanding anything else contained in this Agreement to the contrary, the parties hereto agree that in the event, and at the moment, Employee breaches any of the terms, duties or obligations contained in Sections 10(a), 10(b), 10(c), and 10(d) of this Agreement, all of the shares of Restricted Stock as to which the restrictions on transfer imposed thereon by Section 3 hereof shall not have lapsed prior to such date will immediately be cancelled and forfeited.

11.Construction.

(a)Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b)Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 16(c) of the Plan, this Agreement may be amended by the Board or Compensation Committee at any time.

(c)Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

(d)Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 10. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 445 South Street, Morristown, New Jersey 07960 (attention: Chief Financial Officer), with a copy to the Secretary of the Company or to such other designee of the Company. Each notice to the Employee shall be addressed to the Employee at the Employee’s address shown on the signature page hereof.

(e)Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f)Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

COVANTA HOLDING CORPORATION
By:________________________________
Title

Accepted this________________________day of
__________________________________________, 20__.

EMPLOYEE’S ADDRESS:
____________________________________________